Exhibit 99.1

NEWS RELEASE

SHERMAN OAKS, Calif. - (BUSINESS WIRE) - October 6, 2006

SHOE PAVILION ANNOUNCES PRELIMINARY THIRD QUARTER RESULTS

Shoe Pavilion, Inc. (NASDAQ GLOBAL: SHOE) today announced that net sales for the third quarter ended September 30, 2006 increased 28.1%, or $7.0 million, to $31.8 million from $24.8 million for the same quarter last year ended October 1, 2005.

Comparable store net sales for the third quarter increased 3.7% from the same period ended October 1, 2005. Sales from new stores and relocated stores in the third quarter contributed $8.3 million.

For the third quarter the Company is expecting a net loss in the range of $100,000 to $300,000, or $0.01 to $0.03 per diluted share compared to net income of $293,000, or $0.04 per diluted share, in the same quarter last year ended October 1, 2005.

Dmitry Beinus, Chairman and CEO of the Company, stated, "Our performance for the third quarter was not in line with our expectations as comparable store sales, whilst good, came below our expectations, and total net sales were lower than expected, particularly in the month of September. The quarter was also impacted by pre-opening expenses related to the opening of seven new stores in the quarter, three of which were in the last two weeks of the quarter. We remain on track to open 20 to 22 stores in fiscal 2006."

During the quarter ended September 30, 2006 the Company opened seven new stores and closed two stores in which the leases had expired, bringing the total number of stores the Company operates to 101. The Company opened four stores in July, those being in Redwood City, California, Portland, Oregon, Santa Fe, New Mexico and El Paso, Texas and opened three stores in September in Texas, in the cities of San Marcos, Hurst and Ft. Worth. The stores closed were small stores in Polk, California and Portland, Oregon.

Business Outlook

The comments contained in this press release relating to our financial performance in the third quarter of 2006 constitute forward looking-statements and are made on express reliance on the safe harbor provisions contained in Section 21E of the Securities Exchange Act of 1934. This information, as well as other forward-looking information provided, should be read in conjunction with the information under the caption "Business Risks and Forward Looking Statements" below.

About Shoe Pavilion

Shoe Pavilion is an independent off-price footwear retailer with locations in the Western and Southwest states. It offers a broad selection of women's, men's and children's designer label and name brand footwear such as Converse, Reebok, Skechers and Nine West, typically at 20% to 60% below department store regular prices for the same shoes. The Company has 101 stores located throughout California, Washington, Oregon, Nevada, Arizona, Texas and New Mexico.

Business Risks and Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, actual financial results expected for the third quarter of 2006. The data provided for the third quarter of 2006 is based on preliminary unaudited internal results and are subject to change as we complete the preparation of full consolidated financial statements for the period.

In light of these risks, the forward-looking statements contained in this press release are not guarantees of future performance and in fact may not be realized. Our actual results could differ materially and adversely from those expressed in this press release, and it should be assumed that the statements made herein remain accurate as of any future date. We do not presently intend to update these statements prior to our next quarterly earnings release and undertake no duty to any person to effect any such update under any circumstances.

Investors are also urged to review carefully the discussion under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2005 and our Quarterly Reports on Form 10-Q for subsequent quarters, which have been filed with the Securities and Exchange Commission and may be accessed through the EDGAR database maintained by the SEC at www.sec.gov.

Contact

Shoe Pavilion, Inc.
Bruce Ross, Chief Financial Officer, 818-907-9975